UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Preferred Stock Purchase Agreement
On April 28, 2010, PositiveID Corporation, a Delaware corporation (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Preferred Purchase Agreement”) with Socius Capital Group, LLC doing business as Socius Technology Capital Group, LLC (“Socius”) under which Socius is committed to purchase up to $4.2 million in shares of non-convertible Series B Preferred Stock of the Company (the “Preferred Stock”) in one or more tranches (each a “Preferred Tranche”), at $10,000 per share of Preferred Stock. Under the terms of the Preferred Purchase Agreement, from time to time and at the Company’s sole discretion, the Company may present Socius with a notice to purchase such Preferred Stock (the “Preferred Notice”).
Socius is obligated to purchase such Preferred Stock on the third trading day after the Preferred Notice date, subject to satisfaction of certain closing conditions, including (i) that the Company’s common stock, par value $0.01 per share (the “Common Stock”) is listed for and trading on a trading market, (ii) the representations and warranties of the Company set forth in the Preferred Purchase Agreement are true and correct as if made on each Preferred Tranche date, and (iii) Socius shall have received a commitment fee of $105,000 payable on the first tranche closing date (collectively, the “Closing Conditions”).
A copy of the Preferred Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of certain terms of the Preferred Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Preferred Purchase Agreement.
Certificate of Designations
On April 28, 2010, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. A summary of the Certificate of Designations is set forth below:
Ranking and Voting. The Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (i) senior to the Company’s Common Stock, and any other classes of stock or series of preferred stock of the Company except as set forth in clause (ii), and (ii) junior to the Company’s Series A Preferred Stock and all existing and future indebtedness of the Company. Holders of the Preferred Stock will not have rights to vote on any matters, questions or proceedings, including, without limitation, the election of directors.
Conversion. The Preferred Stock is not convertible into Common Stock.
Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Preferred Stock, holders of Preferred Stock shall be entitled to receive dividends on each outstanding share of Preferred Stock, which shall accrue in shares of Preferred Stock at a rate equal to 10% per annum from the date of issuance. Accrued dividends shall be payable upon redemption of the Preferred Stock. However, so long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions may be paid, declared or set apart with respect to the Preferred Stock.
Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to the Series B Liquidation Value, as defined below, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificates of Designations and Certificate of Incorporation.

Redemption. The Company may redeem, for cash or by an offset against any outstanding note payable from Socius to the Company that was issued by Socius, any or all of the Preferred Stock at any time at the redemption price per share equal to $10,000 per share of Preferred Stock (the “Series B Liquidation Value”), plus any accrued but unpaid dividends with respect to such shares of Preferred Stock (the “Redemption Price”). If the Company exercises this redemption option with respect to any Preferred Stock prior to the fourth anniversary of the issuance of such Preferred Stock, then in addition to the Redemption Price, the Company must pay to Socius a make-whole price per share equal to the following with respect to such redeemed Preferred Stock: (i) 35% of the Series B Liquidation Value if redeemed prior to the first anniversary of the issuance date, (ii) 27% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the issuance date, (iii) 18% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the issuance date, and (iv) 9% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the issuance date.
The Preferred Stock will not be or has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K. The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations.
Stock Purchase Agreement
On April 28, 2010, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Socius CG II, Ltd., a Bermuda exempted company (“Socius II”) under which Socius II is committed to purchase in connection with any Preferred Tranche, up to that number of shares of Common Stock equal in dollar amount to 100% of the applicable Preferred Tranche amount (the “Common Tranche”), at a per share price equal to the average of the individual daily volume weighted average price calculated over the ten trading days preceding the applicable tranche notice of the Common Stock on the date the Company provides notice of such tranche (the “Investment Price”).
Under the Purchase Agreement, the Company has also agreed to issue in connection with any Common Tranche, two-year warrants (the “Warrants”) to purchase shares of Common Stock equal in dollar amount to 35% of the applicable Common Tranche, at an exercise price per share equal to the Investment Price.
Socius II may pay the Investment Price for the Common Stock, at Socius II’s option, in cash or a secured promissory note. Socius II may pay the warrant exercise price, at Socius II’s option, in cash, a secured promissory note, or, if applicable, by cashless exercise. The promissory note bears interest at 2.0% per year calculated on a simple interest basis. The entire principal balance and interest thereon is due and payable on the fourth anniversary of the date of the promissory note, but no payments are due so long as the Company is in default under the Preferred Purchase Agreement or the Warrants or if there are any shares of Preferred Stock issued or outstanding. The promissory note is secured by the borrower’s right, title and interest in all outstanding shares of the Company’s Preferred Stock, Common Stock and other securities with a fair market value equal to the principal amount of the promissory note.

The Company’s right to deliver a tranche notice to Socius II pursuant to the Purchase Agreement is subject to the Closing Conditions and also that no purchase would result in Socius and its affiliates beneficially owning more than 9.99% of the Common Stock. Unless the Company obtains stockholder approval or Socius II obtains an opinion of counsel that stockholder approval is not required, Socius II may not exercise a warrant if, as a result of such exercise, the aggregate number of shares of Common Stock issued upon exercise of all warrants it holds plus the aggregate number of shares of Common Stock issued under the Purchase Agreement would exceed 19.99% of the Company’s Common Stock outstanding. If at any time, upon the exercise of all warrants issued to Socius II, Socius II holds more than 19.99% of the Company’s outstanding Common Stock, the Company will be required to obtain stockholder approval of the transactions with Socius.
The Company is making the offering of Warrants and Common Stock pursuant to a shelf registration statement on Form S-3 (Registration No. 333-165849) declared effective by the Securities and Exchange Commission on April 12, 2010.
A copy of the Purchase Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K. The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.
ITEM 3.02. Unregistered Sales of Equity Securities.
The Company agreed to issue the Preferred Stock in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.
ITEM 3.03. Material Modification to Rights of Security Holders.
The information disclosed under Item 1.01 of this report is incorporated into this Item 3.03 in its entirety.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information disclosed under Item 1.01 of this report is incorporated into this Item 5.03 in its entirety.
ITEM 8.01. Other Events.
On April 29, 2010, the Company issued a press release announcing the entry into the Preferred Purchase Agreement and Purchase Agreement as set forth in Item 1.01 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On April 29, 2010, the Company presented Socius with a Preferred Notice to purchase $2.3 million of Preferred Stock in a Preferred Tranche. In connection with the Preferred Notice, the Company also presented Socius II with a notice to purchase $2.3 million of Common Stock and warrants to purchase 600,746 shares of Common Stock. Upon the closing of the Preferred Tranche, which is expected to occur on or about May 4, 2010, the Company will issue 230 shares of Preferred Stock, 1,716,417 shares of Common Stock at an Investment Price per share of $1.34, payable in the form of cash or a secured promissory note, and warrants to purchase 600,746 shares of Common Stock to Socius II, at an exercise price equal to the Investment Price of $1.34.

Attached hereto as Exhibit 99.1 are the Company’s condensed consolidated schedule of balance sheet information as of March 31, 2010 (unaudited) and December 31, 2009 and the unaudited condensed consolidated schedule of statement of operation information for the three months ended March 31, 2010 and 2009. The balance sheet information as of March 31, 2010 and the statement of operations information for the three months ended March 31, 2010, are preliminary and are subject to change.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series B Preferred Stock (included as part of Exhibit 10.1)
5.1	Opinion of Holland & Knight LLP
10.1	Preferred Stock Purchase Agreement, dated April 28, 2010, between PositiveID Corporation and Socius Capital Group, LLC
10.2	Stock Purchase Agreement, dated April 28, 2010, between PositiveID Corporation and Socius CG II, Ltd.
99.1	Press Release of PositiveID Corporation dated April 29, 2010
99.2	PositiveID Corporation Unaudited Condensed Consolidated Schedules of Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: April 29, 2010
/s/ William J. Caragol

William J. Caragol President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Series B Preferred Stock (included as part of Exhibit 10.1)
5.1	Opinion of Holland & Knight LLP
10.1	Preferred Stock Purchase Agreement, dated April 28, 2010, between PositiveID Corporation and Socius Capital Group, LLC
10.2	Stock Purchase Agreement, dated April 28, 2010, between PositiveID Corporation and Socius CG II, Ltd.
99.1	Press Release of PositiveID Corporation dated April 29, 2010
99.2	PositiveID Corporation Unaudited Condensed Consolidated Schedules of Financial Information